UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Annual Say on Pay Vote
On November 17, 2010, the Board of Directors (the “Board”) of Apache Corporation (“Apache” or the “Company”) determined that in Apache’s upcoming proxy statement for the 2011 annual meeting of stockholders, it will recommend that Apache’s stockholders vote in favor of the Company submitting a say on pay vote to stockholders on an annual basis.
Greenhouse Gas Public Statement
On November 17, 2010, the Board also approved a Greenhouse Gas Public Statement. The statement reads as follows:
APACHE CORPORATION BOARD OF DIRECTORS’
GREENHOUSE GAS PUBLIC STATEMENT
The Apache Board of Directors supports continued transparency in accounting for and reporting of greenhouse gas emissions from Apache operations and encourages thoughtful evaluation and execution of opportunities to reduce greenhouse gas emissions consistent with prudent management practices. In Apache’s upstream oil and gas operations, there is a strong linkage between operational efficiency, long-term financial performance, and controlling greenhouse gas emissions.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Effective as of November 17, 2010, the Board approved amendments to Apache’s Code of Business Conduct (the “Code”). The principal amendments to the Code were as follows:
1.	Adding an introduction to clarify that the Code applies to all directors, officers and employees of Apache; and

2.	Adding a new section titled “Receiving or providing gifts and entertainment in furtherance of legitimate company interests,” pursuant to which, Apache employees are prohibited from accepting or providing gifts or entertainment that, under the circumstances, are excessive in value or frequency.
The Code, as amended, also contains some administrative and nonsubstantive changes. The amended Code is posted in the “Governance” section of the Company’s website at http://www.apachecorp.com.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: November 18, 2010	/s/ Roger B. Plank
Roger B. Plank
President